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                                                                    EXHIBIT 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to the Infinite Ink Corporation 1999 Stock Incentive Plan, the InterTrust Technologies Corporation 1999 Equity Incentive Plan, 1999 Employee Stock Purchase Plan, of our report dated January 14, 2000, except as to the paragraph titled "Stock Split" of Note 1, as to which the date is January 27, 2000, with respect to the consolidated financial statements of InterTrust Technologies Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999 filed with the Securities and Exchange Commission.


                                                      /s/ Ernst & Young LLP
                                                      ---------------------
                                                      Ernst & Young LLP


Palo Alto, California
March 30, 2000